AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER,  made this 2nd day  of

January,  1998,  by  and between  EDWARD  A.  SCHENCK  ("E.

Schenck"),  IMEL L. WHEAT, JR. ("Wheat") and KEVIN  E.  SCHENCK

("K.   Schenck")  (hereinafter  collectively  referred  to   as

"Securityholders"), SCHENCK CONSTRUCTION OF  ALASKA,  INC.,  an

Alaska  corporation (the "Company"), ARGUSS HOLDINGS,  INC.,  a

Delaware  corporation (the "Parent"), and WHITE MOUNTAIN  CABLE

CONSTRUCTION   CORP.  ("White  Mountain"),  a   New   Hampshire

corporation and a 100% subsidiary of Parent.



                    INTRODUCTORY STATEMENT

     A.    Securityholders collectively own One  Hundred  (100)

shares of capital stock of the Company, which shares constitute all  of  the issued and outstanding capital stock ("Stock")  of the  Company, an Alaska corporation doing business  as  Schenck

Construction and as Schenck Communications.

     B.     The   Company   is   a  full   service   multimedia

communications   contractor  engaged   in   the   construction,

reconstruction,  maintenance, repair, and  expansion  of  CATV,

SMATV    systems   and   other   related   systems    in    the

telecommunications industry.

     C.    Schenck Communications, Inc. ("SCI") is a Washington

Corporation and wholly owned subsidiary of the Company.

     D.   Parent has agreed with the Securityholders for Parent

to acquire the Company by means of a merger of the Company with and  into  White Mountain, a wholly owned subsidiary of  Parent upon the terms and subject to the conditions set forth herein.

     E.    In  furtherance of such acquisition, the  Boards  of

Directors  of Parent, White Mountain and the Company have  each approved the plan of merger to merge the Company with and  into

White Mountain (the "Merger") in accordance with the applicable

provisions  of  the  Delaware  General  Corporation  Law   (the

"DGCL"),  the Alaska General Corporation Law ("AGCL")  and  the

Washington General Corporation Law ("WGCL"), and upon the terms and subject to the conditions set forth herein.

     F.    Pursuant to the Merger, the record holders  of  each

outstanding  share  of the Company's common  stock,  $1.00  par value,  shall  be entitled to receive the Merger  Consideration

(as  defined in Section 2.1) so that upon receipt of the Merger

Consideration, such share of the Stock shall be cancelled,  all upon the terms and subject to the conditions set forth herein.

     G.    The  parties hereto intend that this transaction  to

qualify as a tax free reorganization under Section 368(a)(1)(A)

of the Internal Revenue Code of 1986, as amended.

     NOW,  THEREFORE,  WITNESSETH, for and in consideration  of

the   promises  and  the  mutual  representations,  warranties,

covenants  and agreements herein contained and other  good  and

valuable   consideration,   receipt   of   which   is    hereby

acknowledged, the parties do agree as follows:

                         DEFINITIONS

     The  following terms when used in this AGREEMENT AND  PLAN

OF MERGER shall have the following meanings:

          "1998  Value of the Company" shall mean the value  of

the  Company equal to the product of Three and One-Half (3-1/2)

times the December 1998 12 Month Adjusted Cash Flow.

          "1997  Value of the Company" shall mean the value  of

the  Company equal to the product of Three and One-Half (3-1/2)

times the September 1997 12 Month Adjusted Cash Flow.  For  the

puposes  of  this Agreement, the 1997 Value of the  Company  is

$8,045,096.

          "AGCL"  has the meaning set forth in the introductory

statement above.

          "Accounts   Receivable"  means  accounts  receivable,

notes  due  from  all sources of the Company, and  credits  for returned or damaged merchandise.

          "Act"  shall mean the Securities Act of 1933, as  the

same has been and shall be amended from time to time.

          "Adverse  Consequences" means all  material  actions,

suits,    proceedings,   hearings,   investigations,   charges,

complaints,  claims, demands, injunctions,  judgments,  orders,

decrees,  rulings,  damages,  dues,  penalties,  fines,  costs,

liabilities,  obligations, taxes, liens, losses, expenses,  and fees,  including court costs and attorneys' fees and  expenses,

net of all tax savings and insurance proceeds actually received by an Indemnitee with respect to any of the foregoing.

          "Agreement" means this AGREEMENT AND PLAN OF MERGER.

          "Arguss"  shall  mean  the Parent,  Arguss  Holdings,

Inc., a Delaware corporation with its principal offices located at One Church Street, Suite 302, Rockville, Maryland 20850, and

its successors and assigns.

          "Arguss  Stock"  shall  mean the  authorized  capital

stock of Arguss.

          "Assets" means all property, rights, things of  value

and  other  assets of the Company described,  referred  to,  or listed, in Section 4.9 of this Agreement.

          "Bonus  1998  Value of the Company"  shall  mean  the

value of the Company equal to the product of Four (4) times the

December 1998 12 Month Adjusted Cash Flow.

          "Certificate of Merger" has the meaning set forth  in

Section 1.2 below.

          "  Closing" means the transfer of the Stock to  White

Mountain   and   the   payment  of  the   Purchase   Price   to

Securityholders pursuant to this Agreement.

          "Closing  Balance  Sheet" shall mean  the  internally

generated  closing balance sheet and profit and loss  statement of  the  Company for the period ending December  31,  1997,  as adjusted to present them on an accrual basis for a Subchapter C corporation.

          "Closing Date" means the date of Closing, established

under Section 3 of this Agreement.

          "Code"  means  the  United  States  Federal  Internal

Revenue Code of 1986, as amended.

          "Company" means SCA and SCI for all references  prior

to  the  merger and the division or wholly owned subsidiary  of

White  Mountain that conducts the business of SCA and SCI after the merger.

          "DGCL"  has the meaning set forth in the introductory

statement.

          "December  1998 Audit" shall mean the  audit  of  the

Company  for  the twelve (12) month period ending December  31,

1998, prepared in accordance with generally accepted accounting principles consistently applied by the accounting firm of  Carl and Carlsen, CPA, and acceptable to the accounting firm of KPMG

Peat Marwick.

          "December  1998  12 Month Adjusted Cash  Flow"  shall

mean   that  value  determined  in  accordance  with  generally

accepted accounting principles consistently applied, and  based on the December 1998 Audit, equal to the difference between (a)

that  number equal to the twelve (12) month net income  of  the

Company  as of December 31, 1998, adjusted by adding  back  all deductions  taken  in  determining such  number,  if  any,  for interest, depreciation, amortization and income taxes  and  (b)

that  number  equal to the sum of fifty per cent (50%)  of  the

Company's depreciation for that same period and the amount,  if any,  that the total compensation paid or earned by E. Schenck,

Wheat,   and  K.  Schenck  during  such  period  exceeded   the

compensation  paid to such persons for the similar  computation period of the prior year.  For the purpose of this calculation,

all  interest paid by the Company on that portion of  Company's indebtedness  that exceeds its Net Worth by a multiple  greater than  three  (3) shall not be added back to the  Company's  net income  in (a).  Notwithstanding the form of the December  1998

Audit,  no expense of any kind of Parent or White Mountain,  or any of their subsidiaries of affiliates, shall be allocated  or attributed to the Schenck Division of Company, and no assets of the  Schenck Division shall be written off, in determining  the

December  1998 12 Month Adjusted Cash Flow, without  the  prior written consent of Securityholders.

          "Employment    Agreement"   means   the    Employment

Agreements  to  be executed by the Company, E. Schenck,  Wheat,

and the other key employees pursuant to Section 6.6 hereof.

          "Environmental,  Health, and Safety Laws"  means  the

United  States  federal  Comprehensive Environmental  Response,

Compensation   and   Liability  Act  of  1980,   the   Resource

Conservation  and  Recovery Act of 1976, and  the  Occupational

Safety  and Health Act of 1970, each as amended, together  with all  other  laws  (including  rules,  regulations,  codes,  and judicial  decisions thereunder of federal,  state,  local,  and

foreign   governments  and  all  agencies  thereof)  concerning

pollution  or protection of the environment, public health  and safety,  or employee health and safety, including laws relating to  emissions, discharges, releases, or threatened releases  of

(Hazardous  Materials) into ambient air, surface water,  ground water,  or  lands  or  otherwise relating to  the  manufacture,

processing,  distribution, use, treatment,  storage,  disposal,

transport, or handling of Hazardous Materials.

          "Escrow  Agreement" shall mean the  Escrow  Agreement

executed by the Securityholders, Company and Parent pursuant to

Section 6.5 and 2.2(c) hereof.



          "Escrowed  Purchase Price" shall mean that sum  equal

to  twenty-five per cent (25%) of the 1997 Value of the Company

and  placed in escrow pursuant to Section 2.2(c) hereof.    For

the  purposes  of this Agreement, the Escrowed  Purchase  Price shall equal $2,011,274.

          "Extremely  Hazardous Substance" has the meaning  set

forth  in  Section 302 of the Emergency Planning and  Community

Right-to-Know Act of 1986, as amended.

          "Financial Statements" means collectively the audited

consolidated  financial  statement  of  the  Company  and   its

subsidiaries  and  affiliates for  the  Company's  fiscal  year ending  in  1996, and for the twelve (12) month  period  ending

September  30, 1997, including the notes thereto,  prepared  by

Carl  and  Carlsen,  CPA,  the  Company's  regular  independent certified  public  accountant, and accepted by  the  accounting firm  of KPMG Peat Marwick.  The Financial Statements shall  be presented after making all appropriate adjustments required  to

present   them   on  an  accrual  basis  for  a  Subchapter   C

corporation.

          "GAAP"   shall  mean  in  accordance  with  generally

accepted accounting principles, consistently applied.

          "Gross  Margin" shall mean the gross  margin  of  the

Company,  based  on  the  December 1998  Audit,  determined  by deducting from the revenues of the Company all direct  material and  labor  costs and all other direct operating costs  of  the

Company, including, but not limited to, all depreciation of the

tangible  assets  used  by  the  Company  in  generating   such

revenues.

          "Hazardous   Materials"   shall   include,    without

limitation,   any  pollutants  or  other  toxic  or   hazardous

substances or any solid, liquid, gaseous or thermal irritant or

contaminant,  including  smoke,  vapor,  soot,  fumes,   acids,

alkalis,  chemicals  and  waste  (including  materials  to   be

recycled,   reconditioned  or  reclaimed),  oil  or   petroleum

flammable   materials,   explosives,   radioactive   materials,

hazardous  waste,  hazardous or toxic  substances,  or  related materials, asbestos requiring treatment as a matter of law,  or any  other  substance  or  materials defined  as  hazardous  or harmful, or requiring special treatment or special handling  by any  federal, state or local environmental law, ordinance, rule or  regulation including, without limitation, the Comprehensive

Environmental Response, Compensation and Liability Act of 1980,

as  amended  (42 U.S.C. Sections 9601, et seq.), the  Hazardous

Materials  Transportation Act, as amended  (49  U.S.C.  Section

1801, et seq.), the Resource Conservation and Recovery Act,  as

amended  (42  U.S.C. Sections 6901 et seq.),  the  Occupational

Safety  and Health Act of 1970 and the regulations adopted  and publications promulgated pursuant thereto.

          "Initial  Payment" shall mean the consideration  paid

at  closing  which  is the sum equal to seventy-five  per  cent

(75%)  of the 1997 Value of the Company.   For the purposes  of

this Agreement, the Initial Payment shall equal $6,033,822.

          "Merger"  means the merger of SCA and SCI into  White

Mountain.

          "Merger    Consideration"   means    the    aggregate

consideration set forth in Section 2 hereof.

          "Net  Worth"  shall  mean the  total  assets  of  the

Company,  reduced by any value placed on the intangible  assets of  the Company, including, but not limited to, goodwill,  less the  total liabilities of the Company as those terms are  shown on the Financial Statements and on the Closing Balance Sheet.

          "Registration  Rights  Agreement"  shall   mean   the

Registration  Rights Agreement executed by the  Securityholders and Parent pursuant to Section 6.10 hereof.

          "E.   Schenck"  shall  mean  Edward  A.  Schenck,   a

stockholder,  officer  and  director  of  the  Company  and   a

signatory to this Agreement.

          "K.   Schenck"  shall  mean  Kevin  E.   Schenck,   a

stockholder,  officer  and  director  of  the  Company  and   a

signatory to this Agreement.

          "September  1997 Audit" shall mean the audit  of  the

Company  for the twelve (12) month period ending September  30,

1997, prepared in accordance with generally accepted accounting principles consistently applied by the accounting firm of  Carl and Carlsen, CPA, and acceptable to the accounting firm of KPMG

Peat Marwick.

          "September  1997 12 Month Adjusted Cash  Flow"  shall

mean   that  value  determined  in  accordance  with  generally

accepted accounting principles consistently applied, and  based on  the  September 1997 Audit, equal to the difference  between

(a)  that  number equal to the twelve (12) month net income  of the  Company as of September 30, 1997, adjusted by adding  back all  deductions taken in determining such number, if  any,  for interest, depreciation, amortization and income taxes  and  (b)

that  number  equal to the sum of fifty per cent (50%)  of  the

Company's depreciation for that same period.  For the  purposes of  this  Agreement, the September 1997 Adjusted Cash  Flow  is

$2,298,599.

          ."Stock" shall mean all of the authorized issued  and

outstanding  capital  stock  of  the  Company,  including   all

warrants,  options, convertible securities or right (contingent or otherwise) to purchase or acquire stock of the Company.

          "Surviving Corporation" has the meaning set forth  in

Section 1.1 below.

          "WGCL"  has the meaning set forth in the introductory

statement above.

          "Wheat" shall mean Imel L. Wheat, Jr., a stockholder,

officer  and director of the Company, and a signatory  to  this

Agreement.

          "White  Mountain" has the meaning set  forth  in  the

preface above.



                          SECTION 1

                          THE MERGER

          1.1  Effective Time.  On the Closing Date (as defined

in  Section  3),  and  subject to and upon the  fulfillment  or waiver of the terms and conditions of this Agreement, the DGCL,

the  AGCL,  and  the  WGCL,  Parent  shall,  effective  as   of

January  2,  1998, acquire the Company by means of the  Company being  merged  with  and  into White  Mountain,  where  by  the separate  corporate existence of the Company shall  cease,  and

White  Mountain  shall  continue as the surviving  corporation.

White Mountain as the surviving corporation after the Merger is

hereinafter   sometimes   referred   to   as   the   "Surviving

Corporation."

          1.2   Certificate  of Merger.  On the  Closing  Date,

assuming satisfaction or waiver of the conditions set forth  in

Section  6,  the parties hereto shall cause the  Merger  to  be consummated by filing Certificates of Merger as contemplated by the  DGCL,  the  AGCL,  and  the  WGCL  (the  "Certificates  of

Merger"), together with any required related certificates, with the  Secretary of State of the State of Delaware, the Secretary

of  the  State  of Alaska, and the Secretary of  the  State  of

Washington,  respectively, in such form  as  required  by,  and executed  in  accordance with the relevant provisions  of,  the

DGCL,  the  AGCL  and  the WGCL.  The date  of  filing  of  the respective  Certificates of Merger shall be deemed  the  Filing

Date.

          1.3  Effect of the Merger.  Upon the consummation  of

the  Merger,  the effect of the merger shall be as provided  in this  Agreement, the Certificates of Merger and the  applicable

provisions  of  the  DGCL, the AGCL,  and  the  WGCL.   Without

limiting  the generality of the foregoing, and subject thereto,

upon  the consummation of the Merger all the property,  rights,

privileges,  powers  and franchises of the  Company  and  White

Mountain  shall  vest  in the Surviving  Corporation,  and  all debts, liabilities and duties of the Company and White Mountain shall become the debts, liabilities and duties of the Surviving

Corporation.

          1.4  Certificate of Incorporation, By-Laws.

               (i)    Certificate  of  Incorporation.    Unless

otherwise determined by Parent prior to the Closing Date,  upon the consummation of the Merger the Certificate of Incorporation of  White  Mountain,  as  in effect immediately  prior  to  the consummation  of  the  Merger,  shall  be  the  Certificate  of

Incorporation  of  the Surviving Corporation  until  thereafter amended  in  accordance with the DGCL and such  Certificate  of

Incorporation.

               (ii)  By-Laws.   Unless otherwise determined  by

Parent prior to the consummation of the Merger, the By-Laws  of

White  Mountain, as in effect immediately prior to the  closing date,  shall be the By-Laws of the Surviving Corporation  until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

          1.5   Directors and Officers.  The directors of White

Mountain  immediately prior to the consummation of the  Merger,

with   the  addition  of  one  individual  appointed   by   the

Securityholders, in writing, shall be the initial directors  of the  Surviving  Corporation, each to hold office in  accordance with  the  Certificate  of Incorporation  and  By-Laws  of  the

Surviving  Corporation,  and  the officers  of  White  Mountain immediately  prior to the consummation of the Merger  shall  be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.



                          SECTION 2

                     MERGER CONSIDERATION

          2.1   Shares of Company.  As of the Filing Date, each

share  of Stock issued and outstanding as of the Closing  Date,

shall  by  virtue of the merger and without any action  on  the part  of  the  holder thereof, be converted into the  right  to receive  an  amount  per  share in Arguss  Stock  and  in  cash

("Merger  Consideration"),  without  interest,  determined   in

accordance with Section 2.2.

          2.2    Merger   Consideration.   The   total   merger

consideration  to  be  paid collectively by  Parent  and  White

Mountain to each Securityholder shall either be an amount equal to  the  1998  Value of the Company or an amount equal  to  the

Bonus 1998 Value of the Company, as those terms are defined  in

this  Agreement.   Each  share of Stock shall  be  entitled  to

receive  a  sum equal to the 1998 Value of the Company  or  the

Bonus 1998 Value of the Company divided by the total number  of shares of the Stock.

          The   Merger  Consideration  shall  be  paid  to  the

Securityholders as follows:

               (a)    At  Closing,  the  Securityholders  shall

receive their pro rata share of the sum equal to Fifty Per Cent

(50%) of the Initial Payment through the issuance of shares  of the  authorized capital stock of Arguss ("Arguss Stock") as set forth  in Exhibit 2.2(a).  For the purposes of determining  the

number  of  shares  of  Arguss  Stock  to  be  issued  to   the

Securityholders pursuant to this paragraph 2.2(a), the value of each  share  of  Arguss Stock shall be Nine and 75/100  Dollars

($9.75).

               (b)    At  Closing,  the  Securityholders  shall

receive their pro rata share of the sum equal to Fifty Per Cent

(50%)  of  the  Initial  Payment in  cash,  wire  transfer,  or certified funds as set forth on Exhibit 2.2(b).

               (c)    At  Closing,  Parent  shall  deposit  the

Escrowed Purchase Price in an Escrow Account to be held  and/or released  pursuant to the terms and conditions  of  the  Escrow

Agreement attached as Exhibit 6.5.  Fifty Per Cent (50%) of the

Escrowed  Purchase Price shall be in the form of  a  promissory note  and  Fifty Per Cent (50%) of the Escrowed Purchase  Price

shall  be  in  the form of an irrevocable commitment  to  issue shares  of  Arguss Stock.  For the purpose of  determining  the number  of  shares  of  Arguss Stock to  be  placed  in  Escrow pursuant  to this paragraph 2.2(c), the value of each share  of

Arguss  Stock  irrevocably committed shall be Nine  and  75/100

Dollars  ($9.75).  Such Escrow Agreement shall provide  therein for  a  release of all or part of the Escrow Purchase Price  on

December 1, 1998 in accordance with paragraph 2.2(d), below.

               (d)   On  March  1, 1999, Securityholders  shall

receive  the  sum  equal  to the difference,  if  any,  between

(a)  the 1998 Value of the Company and (b) the Initial Payment,

if  the  Gross  Margin of the Company equals or  is  less  than twenty-five per cent (25%), or the difference, if any,  between

(a)  the  Bonus 1998 Value of the Company and (b)  the  Initial

Payment, if the Gross Margin of the Company exceeds twenty-five per  cent (25%).  Such payment shall be made in equal parts  of cash  and  Arguss  Stock.  For the purposes of determining  the

number   of   shares  of  Arguss  Stock   to   be   issued   to

Securityholders pursuant to paragraph 2.2(d), the value of each share of Arguss Stock shall be Nine and 75/100 Dollars ($9.75).

To  enable  all  parties to determine the  1998  Value  of  the

Company   and  the  Bonus  1998  Value  of  the  Company,   the

Securityholders  shall  cause the December  1998  Audit  to  be completed  and delivered to Parent, at Parent's expense  on  or before March 1, 1999.

               (e)  The Net Worth of the Company on the Closing

Date shall be  the Net Worth of the Company as set forth on the

Closing  Balance  Sheet.  In the event the  Net  Worth  exceeds

$1,700,000  on the Closing Date, such excess shall be  paid  to

Securityholders in cash on or before 30 days from  the  Closing

Date.   In  the event the Net Worth is less than $1,700,000  on

the  Closing Date, such deficiency shall be withheld  from  the

Merger  Consideration  paid  to  Securityholders  pursuant   to

Section 2.2(b), hereof.  To enable all parties to determine the

Net   Worth   of   the  Company  on  the  Closing   Date,   the

Securityholders  shall cause the Closing Balance  Sheet  to  be delivered to the Parent within ten (10) days of Closing.

     2.3   Allocation of Merger Consideration.  The  allocation

of  the Merger Consideration by Securityholders, if desired, is set forth in Exhibit 2.3.



                          SECTION 3

                           CLOSING

          The  Closing of the Merger shall occur at the offices

of  Arguss  Holdings,  Inc.,  One  Church  Street,  Suite  302,

Rockville,  Maryland 20850, at 2:00 p.m.  on  the  5th  day  of

January, 1998, or at such other time, date and place as  Parent

and  Securityholders may agree (the "Closing  Date").   At  the

Closing:

          3.1  Cancellation.

               (a)   Upon filing of the Certificate of  Merger,

each  such  share  of  the Stock shall be  canceled  and  shall thereafter evidence only the right to receive a pro rata  share of the Merger Consideration.

               (b)   Upon filing of the Certificate of  Merger,

each share of the Stock held in the treasury of the Company and each  share of Stock owned directly or indirectly by any wholly owned  Subsidiary  of  the  Company immediately  prior  to  the consummation of the Merger shall, by virtue of the  Merger  and without any action on the part of the holder thereof, cease  to be  outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          3.2  Delivery of Cash and Exchange of Certificates.

               (a)   Exchange  Procedures.  As  of  the  Filing

Date, upon surrender of the certificates representing shares of the  Stock  (the  "Certificates") for  cancellation  to  Parent together with such other customary documents as may be required to  transfer the Stock, subject to the provisions of the Escrow

Agreement, the holder of such Certificates shall be entitled to receive  in  exchange therefore their pro  rata  share  of  the

Merger Consideration as provided in Section 2.2(a), (b) and (d)

above,  and the Certificates so surrendered shall forthwith  be

canceled.   Each  outstanding Certificate that,  prior  to  the

Closing  Date, represented shares of the Stock will  be  deemed from and after the Closing Date, for all corporate purposes, to evidence  the right to receive a pro rata share of  the  Merger

Consideration  into which such shares of the Stock  shall  have been so converted.

               (b)    No  Liability.   Neither  Parent,   White

Mountain, nor the Company shall be liable to any holder of  the

Stock  for  any  Merger  Consideration delivered  to  a  public official pursuant to any applicable abandoned property, escheat or similar law.

               (c)    Withholding  Rights.   Parent  shall   be

entitled  to  deduct and withhold from the Merger Consideration otherwise  payable pursuant to this Agreement to any holder  of the Stock such amounts, if any, as Parent is required to deduct and  withhold with respect to the making of such payment  under the  Code, or any provision of state, local or foreign tax law.

To  the  extent  that amounts are so withheld by  Parent,  such withheld  amount  shall be treated for  all  purposes  of  this

Agreement  as having been paid to the holder of the  shares  in respect  of  which such deduction and withholding was  made  by

Parent, and Parent shall pay all such withheld amounts  to  the proper authorities within the ordinary course of business.



                          SECTION 4

           REPRESENTATIONS, WARRANTIES AND CERTAIN

         COVENANTS OF SECURITYHOLDERS AND THE COMPANY

          As  a  material inducement to induce Parent and White

Mountain  to  consummate the Merger under this Agreement,  each

Securityholder and Company represent and warrant that  each  of the matters set forth in this Section 4 are true and correct as of  the  date  hereof, and acknowledge that  Parent  and  White

Mountain's  entry  into this Agreement and the  performance  of their  obligations  hereunder are made  in  reliance  upon  the completeness  and  accuracy of each of the  matters  set  forth herein.  The representations and warranties being made  by  the

Company  shall  survive  up and until the  Closing  Date.   The

representations   and   warranties   being    made    by    the

Securityholders  shall survive as set forth in  Section  12.11,

herein.

          4.1    Organization,  Qualifications  and   Corporate

Power.

                     (a)   The  Company  is a corporation  duly

incorporated, validly existing and in good standing  under  the laws  of the State of Alaska.  Attached as Exhibit 4.1(a) is  a

list  of  all states in which the Company, and its subsidiaries or  affiliates, are qualified to do business.  The Company, and its  subsidiaries  or  affiliates,  are  duly  qualified  as  a foreign  corporation in each other jurisdiction  in  which  the failure  to  be qualified would have a material adverse  effect

upon  the  Company,  and its subsidiaries or  affiliates.   The

Company,  and its subsidiaries or affiliates, has the corporate power  and  authority to own and hold their properties  and  to conduct their businesses as currently conducted and as proposed to be conducted, to execute, deliver and perform this Agreement to which the Company is a signatory.

               (b)   Except  as listed on Exhibit  4.1(b),  the

Company,  and its subsidiaries or affiliates,  do  not  own  of record  or beneficially, directly or indirectly, (i) any shares of  outstanding  capital stock or securities  convertible  into

capital   stock   of  any  other  corporation   or   (ii)   any

participating  interest in any partnership,  joint  venture  or other non-corporate business enterprise.

          4.2  Authorization of Agreement.

               (a)  The execution, delivery and performance  by

the  Company  of  this Agreement to which  it  is  a  signatory hereunder  have been duly authorized by all requisite corporate action  and  will not (i) violate any applicable  provision  of law, any order of any court or other agency of government,  the

Articles  or  Certificate of Incorporation  or  Bylaws  of  the

Company, or any provision of any indenture, agreement or  other instrument  by  which the Company, or any of its properties  or assets is bound or affected, or (ii) conflict with, result in a material  breach of or constitute (with due notice or lapse  of time or both) a default under any such indenture, agreement  or other  instrument, or results in being declared void,  voidable or  without  further  binding effect any license,  governmental permit  or  certification, employee plan, note, bond, mortgage,

indenture,   deed   of  trust,  franchise,   lease,   contract,

agreement,  or other instrument or commitment or obligation  to which  Company is a party, or by which Company, or any  of  its assets,  may  be bound, subject or affected, (iii) violate  any order,  writ,  injunction, decree, judgment, or ruling  of  any court or governmental authority applicable to Company or any of its  assets,  or  (iv)  except as otherwise  provided  in  this

Agreement,  result in the creation or imposition of  any  lien,

charge  or encumbrance of any nature whatsoever not arising  in the  ordinary course of business upon any of the properties  or assets  of  the  Company except as to conflicts,  breaches  and violations that will not have a material adverse effect on  the business, property or assets of the Company.

          4.3  Capital Stock.  The authorized capital stock  of

the  Company,  and  its subsidiaries or  affiliates,   and  the

holders  of  the issued and outstanding shares of such  capital stock are set forth in Exhibit 4.3 hereto.  Except as disclosed in  Exhibit 4.3, there is no (i) subscription, warrant, option,

convertible  security or other right (contingent or  otherwise)

to purchase or acquire any shares of any class of capital stock of the Company, or of its subsidiaries or affiliates,  which is

authorized   or   outstanding,  (ii)  the  Company,   and   its

subsidiaries  or affiliates, have no commitments to  issue  any shares, warrants, options or other such rights or to distribute to  holders  of any class of its capital stock any evidence  of indebtedness or assets, (iii) the Company, and its subsidiaries or  affiliates, have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock  or any interest therein or to pay any dividend  or  make any  other  distribution  in  respect  thereof,  and  (iv)  the

Company, and its subsidiaries or affiliates, have no obligation or  commitment to register under the Act any securities  issued or  to  be  issued  by it.  All of the issued  and  outstanding shares  of  the  capital  stock of  the  Company,  and  of  its

subsidiaries  or  affiliates,  have  been  validly  issued   in

compliance with all federal and state securities laws  and  are fully paid and non-assessable.

          4.4  Financial Statements.  The Company has delivered

to  Parent the Financial Statements and Closing Balance  Sheet,

exclusive of the December 1998 Audit which will be delivered to

Parent  prior  to  March  1, 1999.  Such preliminary  Financial

Statements and Closing Balance Sheet are complete and  correct,

have  been prepared in accordance with GAAP and fairly  present the  consolidated  financial position of the Company,  and  its subsidiaries or affiliates, as of such respective  dates  after making  all  appropriate adjustments required  to  present  the

Financial  Statements and Closing Balance Sheet on  an  accrual basis  for  a  Subchapter C corporation,  and  the  results  of

operations  for the respective periods then ended.   Except  as

set  forth  in  such Financial Statements and  Closing  Balance

Sheet  or incurred in the ordinary course of business,  to  the knowledge  of  Securityholders  and  the  Company  neither  the

Company  nor  any  of  its subsidiaries or affiliates  has  any

material   obligation  or  liability,  absolute,   accrued   or

contingent  except  obligations and liabilities  which  do  not adversely  effect  the  business, property  or  assets  of  the

Company.

          4.5   Absence  of  Changes.   Except  as  listed   in

Exhibit  4.5 and since the time period covered by the Financial

Statements, neither the Company nor any of its subsidiaries  or affiliates, have:

               (a)    Transferred,   assigned,   conveyed    or

liquidated any of its assets or entered into any transaction or incurred  any liability or obligation which affects the  assets or  the  conduct  of its business, other than in  the  ordinary course of the Company's business;

               (b)    Incurred  any  change  in  its  business,

operations,  or financial condition which may have  a  material adverse  effect on its assets or its business, or become  aware of any event which may result in any such adverse change;

               (c)   Suffered any material destruction,  damage

or  loss  relating to its assets or the conduct of its business whether or not covered by insurance;

               (d)   Suffered, permitted or incurred other than

in  the ordinary course of business the imposition of any lien,

charge,  encumbrance  (which as used herein  includes,  without limitation, any mortgage, deed of trust, conveyance  to  secure debt or security interest) whether or not contingent in nature,

or  claim  upon any of its assets, except for any current  year lien  with respect to personal or real property taxes  not  yet due and payable;

               (e)   Committed, suffered, permitted or incurred

any  default  in  any  liability or obligation  which,  in  the aggregate, have had or will have a material adverse effect upon its assets or the conduct of its business;

               (f)   Made or agreed to any change in the  terms

of  any contract or instrument to which it is a party which has a  material adverse effect on its assets or the conduct of  its business;

               (g)    Knowingly  waived,  canceled,   sold   or

otherwise  disposed  of other than in the  ordinary  course  of business, for less than the face amount thereof, any  claim  or right  relating to its assets or the conduct of  its  business,

which it has against others;

               (h)  Declared, promised or made any distribution

from  its  assets  or  other payment from  the  assets  to  its shareholders  (other than reasonable compensation for  services actually  rendered) or issued any additional shares or  rights,

options  or calls with respect to its shares of capital  stock,

or redeemed, purchased or otherwise acquired any of its shares,

or made any change whatsoever in its capital structure;

               (i)    Paid,  agreed  to  pay  or  incurred  any

obligation  for  any  payment for, any  contribution  or  other amount  to, or with respect to, any employee benefit  plan,  or paid  or  agreed  to pay any bonus or salary  increase  to  its executive  officers or directors, or made any increase  in  the pension,  retirement  or other benefits  of  its  directors  or executive  officers  other  than  in  the  ordinary  course  of business;

               (j)  Committed, suffered, permitted, incurred or

entered into any transaction or event other than in the  normal course  of business which would increase its liability for  any prior taxable year;

               (k)   Incurred any other liability or obligation

or  entered  into  any transaction other than in  the  ordinary course  of business which would have a material adverse  effect on its condition (financial or otherwise); or

               (l)   Received any notices of, or has reason  to

believe,  that  any of its customers or clients have  taken  or

contemplate   any  steps  which  could  disrupt  its   business

relationship  with said customer or client or could  result  in the diminution in the value of the business of the Company as a going concern.

          4.6   Actions Pending.  Except as listed  on  Exhibit

4.6,  there  is  no action, suit, investigation, or  proceeding pending  or, to the knowledge of the Company or Securityholders

threatened  against  or  affecting  the  Securityholders,   the

Company,  or  its subsidiaries or affiliates,  or  any  of  its properties  or  rights, before any court or by  or  before  any governmental body or arbitration board or tribunal and no basis exists  for  any such action, suit, investigation or proceeding which  will result in any material liability or affirmative  or negative  injunction  being imposed  on  the  Company,  or  its subsidiaries or affiliates, or Securityholders.  The  foregoing includes,  without limiting its generality, actions pending  or threatened  (or  any basis therefor known  to  the  Company  or

Securityholders)   involving  the  prior  employment   of   any

employees  or prospective employees of the Company, or  of  its subsidiaries or affiliates, or its use, in connection with  its business,  of  any  information or techniques  which  might  be alleged to be proprietary to its former employer(s).

          4.7   Business Property Rights. To the  best  of  the

Company's  or  each Securityholders' knowledge,  no  person  or entity  has made or threatened to make (or has any valid reason to  threaten) any claims that the operation of the business  of the  Company, or of its subsidiaries or affiliates, is or  will be  in  violation  of  or infringe on any technology,  patents,

copyrights,  trademarks, trade names, service  marks  (and  any application  for  any  of the foregoing) licenses,  proprietary information, know-how, or trade secrets (the "Business Property

Rights").    To   the   best   of   the   Company's   or   each

Securityholders' knowledge no third party is infringing upon or violating any of the Company's Business Property Rights and the

Company has the exclusive right to use the same.  None  of  the employees, directors, or stockholders of the Company's  or  its subsidiaries  or  affiliates  has any  valid  claim  whatsoever

(whether  direct, indirect or contingent) of  right,  title  or interest  in  or  to  any  of the Company's  Business  Property

Rights.

          4.8   Liabilities.  Except as listed in Exhibit  4.8,

to the knowledge of Securityholders and the Company neither the

Company, or its subsidiaries or affiliates, has any liabilities

or   obligations,  whether  accrued,  absolute,  contingent  or otherwise (individually or in the aggregate), which  are  of  a

nature   required  to  be  reflected  in  financial  statements

prepared in accordance with GAAP, including without limitation,

any  liability  which might result from an  audit  of  its  tax returns by any appropriate authority except (i) the liabilities and  obligations  set  forth in the  "Financial  Statements  or

Closing  Balance Sheet") delivered in accordance  with  Section

4.4  and  (ii)  liabilities and obligations  incurred  for  the

purpose  of  enabling  the  Company  or  its  subsidiaries   or

affiliates  to conduct their normal business (in each  case  in normal  amounts  and  incurred only in the ordinary  course  of business) except such liabilities and obligations that  do  not have  a  material adverse effect on the business, property  and assets  of  the Company.  Except as disclosed in the  Financial

Statements  or  Closing  Balance Sheet,  to  the  knowledge  of

Securityholders  and the Company neither the Company,  nor  its subsidiaries or affiliates, is in default with respect  to  any

liabilities   or  obligations  and  all  such  liabilities   or

obligations shown and reflected in the Financial Statements and

Closing Balance Sheet, and such liabilities incurred or accrued subsequent  to the Company's and its subsidiaries or affiliates incorporation, have been, or are being, paid or  discharged  as they  become due, and all such liabilities and obligations were incurred in the ordinary course of business except with respect to  defaults that do not have a material adverse effect on  the business, property and assets of the Company.

          4.9  Ownership of Assets and Leases.  Attached hereto

as  Exhibit  4.9(a) is a complete and correct  list  and  brief description,  as  of the date of this Agreement,  of  all  real property and material items of personal property owned  by  the

Company, or by its subsidiaries or affiliates, and all  of  the leases  and other agreements relating to any real, personal  or intangible  property owned, used, licensed  or  leased  by  the

Company, its subsidiaries or its affiliates.  The Company,  its subsidiaries and its affiliates, have good and marketable title to all of its assets, including those listed on Exhibit 4.9(a),

and  any  income or revenue generated therefrom, in  each  case free  and clear of any liens, claims, charges, options,  rights of  tenants  or other encumbrances except (i) as disclosed  and reserved against in the Financial Statements (to the extent and in  the  amounts so disclosed and reserved against),  (ii)  for liens  arising from current taxes not yet due and  payable  and

(iii)  as set forth on Exhibit 4.9(b).  Each of the leases  and agreements  of the Company, its subsidiaries and its affiliates are  in full force and effect and constitute a legal, valid and binding obligation of the Company, and of its subsidiaries  and

affiliates,   and   the  other  respective   parties   thereto,

enforceable   in   accordance  with  its   terms,   except   as

enforceability   may   be  limited  by   applicable   equitable

principles   or   by  bankruptcy,  insolvency,  reorganization,

moratorium,  or  similar  laws from  time  to  time  in  effect affecting the enforcement of creditors' rights generally,  and,

there  is  not under any of such leases or agreements  existing

any  default  of  the  Company,  or  of  its  subsidiaries   or

affiliates,   or  to  the  best  of  the  Company's   or   each

Securityholders'  knowledge of any other parties  thereto   (or

event  or  condition which, with notice or lapse  of  time,  or both,  would  constitute a default).  Neither the Company,  nor any  of its subsidiaries or affiliates, has received any notice of  violation of any applicable regulation, ordinance or  other law  with respect to its operations or assets, and, to the best of  the Company's knowledge there is not any such violation  or grounds  therefor which could adversely affect their assets  or the  conduct of its business.  Neither the Company, nor any  of its  subsidiaries or affiliates, is a party to any contract  or obligation whereby an absolute or contingent right to purchase,

obtain  or  acquire any rights in any of the  assets  has  been granted to anyone.  There does not exist and will not exist  by virtue  of the transactions contemplated by this Agreement  any claim  or  right of third persons which may be legally asserted against  any  asset  of the Company's, or its  subsidiaries  or affiliates.

          4.10  Taxes.   The Company, and its subsidiaries  and

affiliates, have paid all taxes due, assessed and owed by  them as  reflected  on their tax returns and have timely  filed  all federal, state, local and other tax returns which were required to  be  filed  and  which were due prior to the  Closing  Date,

except  for  those  taxes set forth on  Exhibit  4.10(a).   All

federal,  state, local, and other taxes of the Company,  or  of its  subsidiaries or affiliates, accruable since the filing  of such returns have been properly accrued.  No federal income tax returns for the Company, or for its subsidiaries or affiliates,

have  ever been audited by the Internal Revenue Service or  any state  or  local  taxing  authority,  except  as  described  in

Exhibit  4.10(b).  No other proceedings or other actions  which are still pending or open have been taken for the assessment or collection of additional taxes of any kind from the Company, or from  its subsidiaries or affiliates, for any period for  which returns  have  been filed, and to the Company's  knowledge,  no other  examination by the Internal Revenue Service or any other taxing authority affecting the Company, or its subsidiaries  or affiliates, is now pending.  Except for those taxes  set  forth

on   Exhibit   4.10(a),  taxes  which  the  Company,   or   its

subsidiaries or affiliates, were required by law to withhold or collect subsequent to the incorporation of the Company  or  its subsidiaries or affiliates, have been withheld or collected and have  been paid over to the proper governmental authorities  or are  properly  held by the Company, or by its  subsidiaries  or affiliates, for such payment and are so withheld, collected and paid  over  as of the date hereof.  No waivers of  statutes  of limitations with respect to any tax returns of the Company,  or of  its subsidiaries or affiliates, nor extensions of time  for the  assessment  of  any tax have been  given  by  any  current employees of the Company, or of its subsidiaries or affiliates.

There is not and there will not be any liabilities for federal,

state  and  local  income, sales, use, excise  or  other  taxes arising out of, or attributable to, or affecting the assets  or the  conduct of the business of the Company or its subsidiaries or  affiliates,  through the close of business on  the  Closing

Date,  or attributable to the conduct of the operations of  the

Company,  or  its subsidiaries or affiliates, at any  time  for which  Parent  or  the  Surviving  Corporation  will  have  any liability for payment or otherwise, including, but not  limited to,  any  tax assessed or imposed as a result of any conversion by the Company or any of its subsidiaries or affiliates from  a

Subchapter S to a Subchapter C corporation.  After the Closing,

there does not and will not exist by virtue of the transactions contemplated  by this Agreement any liability for  taxes  which may  be asserted by any taxing authority against the assets  of the Company or its subsidiaries or affiliates, or the operation of their businesses, and no lien or other encumbrance for taxes

will   attach  to  such  assets  or  the  operation  of   their

businesses.

          4.11 Contracts, Other Agreements.  Attached hereto as

Exhibit  4.11  is  a true and complete list  of  each  material contract, agreement and other instrument to which the  Company,

or  its subsidiaries or affiliates, is a party, including,  but not  limited to, all bank and financing documents.  At Parent's request, the Company, and its subsidiaries or affiliates, shall deliver  to  Parent  a  true  and complete  copy  of  any  such

contract,  agreement  or instrument.   All  of  the  contracts,

agreements,  and instruments described in Exhibit  4.11  hereto are valid and binding upon the Company, or its subsidiaries  or affiliates, and the other parties thereto and are in full force and  effect, and, neither the Company, nor to the best  of  the

Company's or each Securityholders' knowledge any other party to any  such contract, commitment or arrangement has breached  any provision  of,  or  is  in default in any  respect  under,  the

material  terms  thereof.   No  contract,  agreement  or  other

instrument  to  which  the  Company,  or  its  subsidiaries  or affiliates,  are a party will be materially breached,  violated or  result  in  a  default  as  a  result  of  the  transaction contemplated hereunder.

          4.12  Governmental  Approvals.   No  registration  or

filing with, or consent or approval of, or other action by, any federal,  state or other governmental agency or instrumentality is  or will be necessary for the valid execution, delivery  and performance  of  this Agreement by the Company, including,  but not  limited  to,  any  approval of  the  United  States  Small

Business  Administration required to assign any  obligation  of the Company to the Surviving Corporation.

          4.13    Lack   of   Defaults.    The   Company    and

Securityholders  know  of  no default  in  performance  of  any obligation,  covenant  or  condition  contained  in  any  note,

debenture,  mortgage  or other contract  or  agreement  of  any nature  or kind to which either is a party, nor of any  default with  respect to any order, writ, injunction or decree  of  any court,  governmental authority or arbitration board or tribunal to which either is a party, which would have a material adverse

effect   on  the  assets  or  business  of  the  Company,   its

subsidiaries  or  affiliates.  The Company and  Securityholders know  of no violation of any law, ordinance, governmental  rule or regulation to which either is subject, nor has either failed

to   obtain   any  licenses,  permits,  franchises   or   other

governmental  authorizations necessary  for  the  ownership  of their properties or to the conduct of their business where  any such  violation or failure would likely result  in  a  material

adverse   effect  upon  the  business  of  the   Company,   its

subsidiaries or affiliates.  The Company, its subsidiaries  and affiliates,  have  conducted and will conduct their  businesses and  operations  in  substantial compliance with  all  federal,

state,  county  and  municipal laws, statutes,  ordinances  and

regulations  and  are  in  substantial  compliance   with   all

applicable  requirements  of  all federal,  state,  county  and municipal regulatory authorities.

          4.14 Employees and Employee Benefit Plans.

               (a)   Attached  hereto as Exhibit 4.14(a)  is  a

list  of  each  pension  retirement,  profit-sharing,  deferred

compensation,  bonus  or  other  incentive  plan,  or   program

arrangement,  agreement  or  other understanding,  or  medical,

vision,  dental  or  other health plan, or  life  insurance  or disability plan, or any other employee benefit plan, including,

without  limitation, any "employee benefit plan" as defined  in

Section 3(3) of the Employee Retirement Income Security Act  of

1974,  as  amended  ("ERISA"), to  which  the  Company  or  SCI contributes  or is a party or is bound or under  which  it  may have liability and under which employees or former employees of the  Company,  or of its subsidiaries or affiliates  (or  their beneficiaries) are eligible to participate or derive a  benefit

(the  foregoing  herein  referred to as the  "Employee  Benefit

Plans).  The Company has delivered to Parent true, correct  and complete copies of all Employee Benefit Plans, and the  Company

has   complied  in  all  material  aspects  with  any  and  all

obligations  required of it under the terms of any plan  listed on Exhibit 4.14(a).

               (b)   Attached hereto as Exhibit 4.14(b) are the

names, social security numbers and current rate of compensation of  all  salaried  and hourly paid employees  employed  by  the

Company,  or by its subsidiaries or affiliates, as of the  date hereof,  with  all  key employees being so designated,  and  at

Closing  the Company will provide an updated list of  all  such employees  as of the date of closing, such updated list  to  be initialed by both parties at Closing.

          4.15 Insurance.  Attached hereto as Exhibit 4.15 is a

complete  and  correct  list  and description  of  all  of  the policies  of  liability,  property, workers'  compensation  and other  forms  of insurance or bonds carried by the Company,  or its  subsidiaries  or  affiliates, for the  benefit  of  or  in

connection  with  their  assets and businesses.   All  of  such

policies are in full force and effect and there are no  overdue premiums  or  other payments on such policies and  neither  the

Company nor any of its subsidiaries or affiliates, has received any  notice  of  cancellation or termination of  any  of  these

policies.   Neither the Securityholders nor  the  Company  have

knowledge of any change or proposed change to any of the  rates set forth in the policies listed on Exhibit 4.15 other than  as set out in the Policies.

          4.16   Labor  Matters.   Except  as  set   forth   on

Exhibit  4.16, none of the employees of the Company or  of  its

subsidiaries   or  affiliates  are  covered  by  a   collective

bargaining agreement, and no collective bargaining efforts with

respect   to   any  of  the  employees  of  the  Company,   its

subsidiaries or affiliates, are pending or, to the knowledge of

the   Company  threatened.   No  labor  dispute,  strike,  work

stoppage, employee collective action or labor relations problem of  any kind which has materially adversely affected or may  so affect  the Company, or its subsidiaries or affiliates, or  any of  their  businesses  or operations, is  pending  or,  to  the knowledge of the Company is threatened.  The Company,  and  its subsidiaries  or  affiliates, have  complied  in  all  material respects with the reporting and withholding provisions  of  the

Code and the Federal Insurance Contribution Act and all similar state  and  local laws, and with the federal, state, and  local

laws,  ordinances,  rules  and  regulations  with  respect   to

employment  and employment practices, terms and  conditions  of employment  and  of the workplace, wages and  hours  and  equal employment opportunity.

          4.17 Brokers and Finders.  Except for the fees listed

on Exhibit 4.17, neither the Securityholders nor the Company or any  of  its subsidiaries or affiliates, has incurred or become liable for any commission, fee or other similar payment to  any broker, finder, agent or other intermediary in connection  with

the   negotiation  or  execution  of  this  Agreement  or   the

consummation   of   the   transactions   contemplated   hereby.

Securityholders agrees to be responsible for paying all  Broker

fees   incurred  by  the  Company,  and  its  subsidiaries   or

affiliates, as a result of this transaction.

          4.18 Accounts Receivable.

               (a)  All accounts receivable of the Company, and

its  subsidiaries  or  affiliates, shown  on  the  consolidated audited  balance sheet of the Company, and its subsidiaries  or affiliates,  as  of  September 30,  1997,  and  all  notes  and

accounts   receivable   acquired  by  the   Company   and   its

subsidiaries  or affiliates subsequent to September  30,  1997,

reflect actual transactions, have arisen in the ordinary course of  business and have been collected or are now in the  process of  collection without recourse to any judicial proceedings  in the  ordinary  course  of  business in the  aggregate  recorded amounts  thereof, less the applicable allowances  reflected  on such  balance  sheets  with respect to the accounts  receivable shown thereon or set up on the respective books of the Company,

and  its subsidiaries or affiliates, with respect to the  notes and  accounts  receivable acquired subsequent to September  30,

1997.

               (b)  Except as set forth on Exhibit 4.18(b), the

Company  has no knowledge as to any of the accounts  receivable of  the  Company  or  of its subsidiaries or affiliates,  being subject to any lien or claim of offset, set off or counterclaim not  provided  for  by  the  Company's,  its  subsidiaries,  or affiliates, allowance for doubtful accounts as of the  date  of execution hereof.

          4.19 Conflicts of Interests.  Except as described  in

Exhibit  4.19 (a), no officer, director or stockholder  of  the

Company,  or  of  its subsidiaries or affiliates,  was  or  is,

directly  or indirectly, a joint investor or co-venturer  with,

or  owner, lessor, lessee, licensor or license of any  real  or personal property, tangible or intangible, owned or used by, or a  lender  to  or  debtor of, the Company, its subsidiaries  or

affiliates,   and  neither  the  Company,  nor   any   of   its

subsidiaries or affiliates, has any commitments or  obligations as  a result of any such transactions prior to the date hereof.

Except  as  described  in  Exhibit 4.19  (b),  and  except  for directly or indirectly holding less than five percent  (5%)  of the  outstanding shares of stock in a company which is publicly traded,  none of such officers, stockholders, or directors  own

or   have  owned,  directly  or  indirectly,  individually   or

collectively, an interest in any entity which is a  competitor,

customer  or  supplier  of  (or has  any  existing  contractual relationship with) the Company, its subsidiaries or affiliates.

          4.20  Environmental Compliance.  Exhibit 4.20(a) sets

forth all government agencies which substantially regulate  the business  of the Company, its subsidiaries or affiliates  under

Environmental,  Health and Safety Laws.  Except  as  listed  on

Exhibit   4.20(b),  the  Company,  and  its  subsidiaries   and

affiliates,  has  complied in all material  respects  with  all applicable  federal, state and local Environmental  Health  and

Safety Laws with respect to its premises and its operations and have  kept its premises free and clear of any liens and charges imposed  pursuant to such laws.  Neither the Company,  nor  any its  subsidiaries or affiliates, has received any  notice  that any  facts  or conditions exist which would give  rise  to  any violation, claim, charge, penalty or liability relating to  any

applicable  Environmental  Health  and  Safety  Laws   of   any

governmental  body  or  agency  having  jurisdiction  over  the premises.

          4.21 Ownership of the Stock.  The Securityholders own

all of the Stock beneficially and of record, free and clear  of all  liens,  restrictions, encumbrances, charges,  and  adverse claims and the Stock to be purchased hereunder constitutes  One

Hundred Per Cent (100%) of issued and outstanding stock of  the

Company.

          4.22  Absence  of  Sensitive Payments.   Neither  the

Securityholders  nor, to the knowledge of  the  Securityholders and Company, any of the directors, officers, or stockholders of the Company, its subsidiaries or affiliates:

               (a)    has  made  or  has  agreed  to  make  any

contributions,  payments or gifts of funds or property  to  any governmental  official,  employee or  agent  where  either  the payment  or the purpose of such contribution, payment  or  gift was  or  is  illegal under the laws of the United  States,  any state thereof, or any other jurisdiction (foreign or domestic);

               (b)    has   established   or   maintained   any

unrecorded fund or asset for any purpose, or has made any false or  artificial entries on any of its books or records  for  any reason; or

               (c)    has  made  or  has  agreed  to  make  any

contribution  or expenditure, or has reimbursed  any  political gift or contribution or expenditure made by any other person to

candidates  for  public  office,  whether  federal,  state   or

local(foreign  or  domestic) where such contributions  were  or would be a violation of applicable law.

          4.23  Approval of Merger; Related Matters.   Each  of

the   Securityholders  represents  and   warrants   that   such

Securityholders, in his or her capacity as a shareholder of the

Company (i) approves of and consents to the Merger as set forth in  this  Agreement, (ii) waives any notice of a  shareholder's meeting  or similar corporate formality in connection with  the approval  of  the  transactions  described  herein,  including,

without  limitation,  the Merger, (iii) waives  any  rights  to protest  or  object  to the Merger or to the  exercise  of  any statutory  remedy of appraisal as to the Stock  owned  by  such

Securityholders as provided in the AGCL, (iv)  has  received  a copy of resolutions approving the Merger in accordance with the

AGCL,  and  (v),  to  the extent such Securityholders  owe  any amounts  to  the  Company, or its subsidiaries  or  affiliates,

pursuant  to any Promissory Note issued by such Securityholders to  the Company, or to its subsidiaries or affiliates, consents to  the use of a portion of the Merger Consideration payable to such Securityholders to pay off each such Promissory Note.



                          SECTION 5

           REPRESENTATIONS, WARRANTIES AND CERTAIN

            COVENANTS OF PARENT AND WHITE MOUNTAIN

          As a material inducement to induce Securityholders to

consummate  the Merger under this Agreement, Parent  and  White

Mountain  represent and warrant that each of  the  matters  set forth  in  this Section 5 are true and correct as of  the  date hereof,  and acknowledge that Securityholders' entry into  this

Agreement  and  the performance of their obligations  hereunder are made in reliance upon the completeness and accuracy of each of  the  matters  set  forth herein.  The  representations  and warranties  being made by the Parent and White  Mountain  shall survive as set forth in Section 12.11 herein.

          5.1   Organization, Standing, etc.  Parent and  White

Mountain  are  duly  organized, validly existing  and  in  good

standing   under  the  laws  of  its  jurisdiction   of   their

organization.

          5.2   Authorization, etc.  The execution and delivery

of  this  Agreement  and  any other  instruments  or  documents required  to be executed and delivered hereby, and the purchase of  the Stock contemplated hereby, have been authorized by such authorities or by such court of competent jurisdiction, if any,

as may be required by applicable law and constitute a valid and

binding   obligations  of  Parent  and   of   White   Mountain,

enforceable against them in accordance with the terms  of  this

Agreement.

          5.3   No Breach or Defaults Caused by Agreement.  The

making  and execution, delivery, and performance by Parent  and

White  Mountain of this Agreement does and will not  breach  or constitute  (with  due notice or lapse of  time  or  both)  any default in any articles, by-laws, agreements, or instruments of any  kind or character to which Parent or White Mountain are  a signatory  or  a party, or by which they may be bound,  subject to, or affected, now or in the future.

          5.4   Governmental  Approvals.   No  registration  or

filing with, or consent or approval of, or other action by, any

federal,    state,    or   other   governmental    agency    or

instrumentality, which has not been made or obtained  prior  to the execution of this Agreement by Parent or White Mountain, is or  will  be  necessary for the valid execution, delivery,  and performance of this Agreement by Parent and White Mountain.

          5.5    Brokers  Fees.   Parent  and  White   Mountain

represent there are no brokers, other than those set  forth  on

Exhibit  5.5,   involved in this transaction on  their  behalf.

Parent   and   White  Mountain  shall  pay  all   broker   fees

contractually obligated to be paid to those brokers  set  forth on said Exhibit.

          5.6    Authorized  Shares  of  Stock.   There  exists

sufficient  authorized, but unissued, shares  of  Arguss  Stock necessary to enable Parent to satisfy any obligation of  it  to issue shares of Arguss Stock pursuant to this Merger Agreement.

          5.7   Survival  of  Company.  The operations  of  the

Company  on  the Closing Date shall remain separate  and  apart from  the  other assets, operations and business of  Parent  or

White  Mountain after the Closing, as a separate  and  distinct division  of Parent and White Mountain until the December  1998

Audit  has  been  completed.  No expenses of  Parent  or  White

Mountain  unrelated to the Company may be charged  against  the

Company during such Audit.

          5.8   Support of Company.  Parent and White  Mountain

shall, after the Closing, use their best efforts to accommodate the  Company in the ordinary course of business, including, but

not   limited   to,  the  provision  of  marketing,   financial

(including  lines  of  credit), and other  support  as  may  be reasonably  required to enable the Schenck Division to  acquire and complete all contracts and business transactions.

          5.9   No  Section 338 Election.  Neither  Parent  nor

White Mountain shall make any election under Section 338 of the

Internal Revenue Code of 1986, as amended, with respect to  any part  of  the  transaction contemplated hereunder  without  the express written consent of all of the Securityholders.



                          SECTION 6

                    CONDITIONS TO CLOSING

          Parent's  obligation to consummate the  Merger  under

this  Agreement shall be subject to fulfillment of all  of  the following conditions on or prior to the Closing, any  of  which may be waived in writing by Parent.

          6.1   Performance of Agreements.  The  Company  shall

have performed all agreements contained herein and required  to be  performed by it prior to or at the Closing and all  of  the representations  and warranties made by it and  Securityholders in  this  Agreement shall be true and correct as of the Closing

Date.

          6.2   Lack  of  Material  Liabilities.   Neither  the

Company, nor any of its subsidiaries or affiliates, shall  have incurred any material liability, direct or contingent

  (as that term is ordinarily used), other than in the ordinary course  of  its business, since September 30, 1997;  including,

but  not  limited  to,  any tax liability  resulting  from  the transaction contemplated hereby, or by the Company's compliance with any of the terms and conditions hereof.

          6.3    Financial  Statements.   Parent   shall   have

received a  balance sheet and profit and loss statement for the

Company,   and   its   subsidiaries  or   affiliates,   as   of

September 30, 1997.

          6.4   Lack  of  Defaults.  No Event  of  Default  (as

defined in Section 10 hereof) and no event or condition  which,

with notice or the lapse of time, or both, would constitute  an

Event of Default, shall exist.

          6.5   Escrow  Agreement.   Securityholders,  Company,

Parent,  White  Mountain, and all other parties  thereto  shall have executed the Escrow Agreement, a copy of which is attached hereto as Exhibit 6.5.

          6.6  Employment Agreements.  E. Schenck and Wheat and

those  employees designated as key employees on Exhibit 4.14(b)

and  the Company shall have executed the Employment Agreements,

copies  of  which  are  attached hereto as  Exhibits  6.6(a)  -

 6.6(b).

          6.7   Opinion of Counsel. Parent shall have  received

an opinion of counsel from the attorneys for the Company, dated as  of  the  Closing Date, in form and substance  substantially similar to that attached hereto as Exhibit 6.7.

          6.8   Compliance Certificate.  The Company shall have

delivered  to  Parent  the  certificate,  attached  hereto   as

Exhibit 6.8, executed by its President, dated the Closing Date,

certifying the fulfillment of the conditions specified in  this

Section   6  and  the  accuracy  of  the  representations   and

warranties contained in Section 4 hereof.

          6.9   Key-Person  Term Life Insurance.   The  Company

shall  have applied for an insurance policy on the lives of  E.

Schenck  and Wheat, such policy (a) to name the Parent as  sole beneficiary,  (b) to be in form and substance  satisfactory  to the  Parent, and (c) to be in the amount of Two Million Dollars

($2,000,000) each.

          6.10    Registration    Rights    Agreement.      The

Securityholders and Parent shall have executed the Registration

Rights  Agreement,  a  copy  of which  is  attached  hereto  as

Exhibit 6.10.

          6.11 Employee Stock Options.  Parent resolves to take

any   and  all  actions  necessary,  including  soliciting  the

approval  of  its  shareholders,  to  grant  unqualified  stock options  to  the  employees and in the  amounts  designated  in

Exhibit 6.11.

          6.12  Release  from Securityholders.  Securityholders

shall execute and deliver to the Parent, in a form satisfactory to  Parent's counsel, a release of any claim that they may have against  the  Company, and its subsidiaries or affiliates,  for the repayment of any loan, claim for unpaid compensation, claim for indemnification or otherwise except for the notes set forth in Exhibit 6.12.

          6.13 Corporate Documents.  Parent shall have received

copies of the following documents:

               (a)   a  certificate  of the  President  of  the

Company dated the Closing Date and certifying (i) that attached thereto  is  a  true  and  complete copy  of  the  Articles  or

Certificate  of Incorporation and Bylaws of the Company  as  in

effect  on  the  date  of  such certification;  and  (ii)  that attached  thereto are true and complete copies  of  resolutions adopted  by  the Board of Directors of the Company  authorizing the  execution, delivery and performance of this Agreement, and that  all  such resolutions are still in full force and  effect and  are  all  the resolutions adopted in connection  with  the transactions contemplated by this Agreement; and

                     (b)   such additional supporting documents

and  other  information  with respect  to  the  operations  and affairs of the Company as Parent may reasonably request.

          All such documents described in (a) and (b) shall  be

satisfactory in form and substance to Parent and its counsel.

          6.14  Corporate Filings.  All relevant  incorporation

and  merger  documents  shall  be filed  with  the  appropriate

governmental   agencies  and  shall  be  attached   hereto   as

Exhibit 6.14.

          6.15  Trustee of Profit Sharing Plan.  The  Surviving

Corporation  shall  at  Closing cause a successor  trustee,  if

necessary,   for   the  Company's,  and  its  subsidiaries   or

affiliates, profit sharing plans to be appointed.

          6.16  Net  Worth.  The Company shall have as  of  the

Closing  Date,  as shown on the Closing Balance  Sheet,  a  Net

Worth  greater  than  or  equal to One  Million  Seven  Hundred

Thousand  Dollars ($1,700,000) as adjusted for  deferred  taxes and other decreases due to expenses made in the ordinary course of  business.  To enable all parties to determine the net Worth of  the  Company, the Securityholders shall cause  the  Closing

Balance  Sheet  to be delivered to the Parent within  ten  (10)

days of Closing.

          6.17   Securityholders'  Guaranty  of  Company  Debt.

Parent  and White Mountain shall obtain the release of  all  of

Securityholders'  personal guaranties  of  the  Company's  debt before  the  Closing Date listed on Exhibit 6.17,  and  provide

Securityholders with written confirmation of such release  from the Company's creditors holding Securityholders' guaranties  at

the  Closing.   Parent and White Mountain shall  use  its  best

efforts  to  obtain Securityholders' release from any  guaranty existing  prior  to  Closing  but  inadvertently  omitted  from inclusion on Exhibit 6.17.

          6.18  Release  of  Buy-Sell Rights.   Securityholders

shall  deliver to Parent a waiver and/or release of any  rights that  they  may have under that certain Stockholders'  Buy-Sell

Agreement dated March 25, 1997 by and between Wheat, E. Schenck and  K.  Schenck  which would in any way  effect  the  proposed transaction.

          6.19   Spousal  Release.   Securityholders'  spouses,

Caryn   Wheat,   Christy  Schenck  and  Gail   Schenck,   shall

acknowledge  the  proposed  transaction  hereunder  and   shall

release any community property claim that they may have to  the

Stock,  but not as to the proceeds thereof, which would in  any way effect the transaction proposed hereunder.



                          SECTION 7

                TRANSACTIONS PRIOR TO CLOSING

          Between  the  date of this Contract and the  Closing,

the  executive officers and Board of Directors of  the  Company shall retain full control of the management and business of the

Company.   To  enable Parent to prepare for settlement  at  the

Closing,  Parent,  Securityholders and the Company  agree  that between the date hereof and Closing:

          7.1   Taxes.   The  Company  will  promptly  pay  and

discharge,  or cause to be paid and discharged, their  federal,

state  and  other  governmental taxes,  assessments,  fees  and charges imposed upon it or on any of its property or assets and timely  file  any  returns and reports in connection  with  the foregoing; provided, however, nothing herein shall require  the

Company to pay or cause to be paid any tax, assessment, fee  or charge  so  long as the validity thereof shall be contested  in good  faith by appropriate procedures and the Company  has  set aside on its books and maintains adequate reserves with respect thereto  or  for  which  disclosure to  Parent  has  been  made pursuant to Exhibits 4.10(a) and (b).

          7.2   Books  of Record and Account; Inspection.   The

Company  will maintain at all times proper books of record  and account  in  accordance  with GAAP,  and  will  permit  any  of

Parent's  officers or any of its authorized representatives  or accountants to visit and inspect the offices and properties  of the  Company, examine the Company's books of account and  other records,  and  discuss  the  Company's  affairs,  finances  and accounts with Parent's appropriate officers and managers, legal counsel, accountants and auditors, all at normal business hours

and   as  often  as  Parent  may  request  provided  any   such

discussions  with  accountants will not cause  the  Company  to incur  any  material cost with respect to such accountants  and legal counsel.

          7.3  Financial Reports.  The Company shall furnish to

Parent, within 20 days after the end of each month (and  within

45 days after the end of the last month of the Company's fiscal year),  an  unaudited financial report of  the  Company,  which report  shall include profit and loss statement, a consolidated balance  sheet, a cash flow analysis, and such other  financial information that Parent may reasonably request.

          7.4  Insurance.

               (a)    The  Company  will  maintain  in   effect

liability  insurance, property insurance, worker's compensation insurance,  the life insurance policies referenced  in  Section

6.9  and  extended coverage insurance on its personal  property referenced  in  Section 4.15 above, with responsible  insurance companies,  against  such  risks  as  are  customarily  insured against  by similar businesses operating in the same  vicinity,

and  in  amounts not less than those (i) recommended  by  major insurance companies for similar businesses or (ii) required  by governmental authorities having jurisdiction over all  or  part of the Company's operations.

          7.5   Notification.  The Company will, within two (2)

business days, advise Parent in writing of the following:

               (a)  The occurrence of an Event of Default;

               (b)   The  filing  of  any suit,  action,  other

proceeding against the Company or any investigation  which  the

Company  learns  is pending or threatened against  it,  if  the amount  involved  or  at risk by nature of such  suit,  action,

other proceeding or investigation exceeds Seventy-Five Thousand

Dollars ($75,000);

               (c)   The filing, recording or assessment  of  a

federal, state or local tax lien against the Company or any  of its assets other than in the ordinary course of business;

               (d)  The occurrence of any reportable event with

respect to any employee benefit plan of the Company or which is subject  to  the  provisions of ERISA,  including  a  statement setting forth details as to the reportable event and the action proposed  to  be  taken with respect thereto, together  with  a copy,  if  available,  of the notice of such  reportable  event given to the Pension Benefit Guaranty Corporation; and

               (e)  Any other condition, act or event which the

Company  in  its  good faith judgment believes  will  adversely affect Parent's rights under this Agreement.

          7.6   Corporate Existence.  The Company shall at  all

times  cause  to  be done every act necessary to  maintain  and preserve  its existence, rights, franchises, and certifications in  the  jurisdictions  of their incorporation  and  to  remain qualified  as  foreign  corporations in every  jurisdiction  in which qualification is required.

          7.7   Maintenance of Properties.  The  Company  shall

maintain  or  cause  to be maintained in good  repair,  working order  and condition all tangible properties required  for  its business  and from time to time make or cause to  be  made  all appropriate repairs and replacements thereof.

          7.8   Trade Secrets.  The Company will use  its  best

efforts   to  maintain  the  confidentiality  of  any  Business

Property  Rights of the Company and will seek to  restrict  the ability  of  any employee having knowledge of such  proprietary information  or trade secrets from competing with  the  Company through  employment and non-competition agreements and  similar arrangements.

          7.9   Mergers and Other Transfers.  The Company  will

not (i) merge or consolidate with any person, firm, association or corporation, (ii) transfer, sell, assign, lease or otherwise abandon  or dispose of (whether in one transaction or a  series of  transactions) any material part of its assets except in the normal course of business if such transaction would reduce  the net  worth  of  the Company below $1,700,000 (as  adjusted  for deferred taxes and other decreases due to expenses made in  the ordinary  course of business), (iii) change the nature  of  its business,  (iv)  create  any subsidiaries,  or  (v)  liquidate,

dissolve or cease active business operations.

          7.10  Certificate of Incorporation and  Bylaws.   The

Company   will  not  amend  its  Articles  or  Certificate   of

Incorporation  or  Bylaws if the result of any  such  amendment will  have  an  adverse effect on Parent's  rights  under  this

Agreement.

          7.11    Judgments    and    Liens.     Neither    the

Securityholders nor the Company shall create, incur, assume  or permit  to exist any mortgage, lien, security interest,  charge or encumbrance on any property or assets now owned or hereafter acquired by the Company except:

               (a)   Liens  arising out of judgments or  awards

(i)  which  have been in force less than the applicable  appeal period  so long as execution is not levied thereunder, or  (ii)

in  respect  of  which  the Company  shall  in  good  faith  be prosecuting an appeal or proceedings for review and in  respect of  which the Company shall have secured a subsisting  stay  of execution pending such appeal or proceedings for review;

               (b)     Liens   for   taxes,   assessments    or

governmental charges or levies, provided payment thereof  shall not at the time be required;

               (c)  Deposits, liens, bonds or pledges to secure

payment   of  worker's  compensation,  unemployment  insurance,

pensions  or other social obligations, surety, stay  or  appeal bonds,  or  other similar obligations arising in  the  ordinary course of business;

               (d)     Mechanic's,    worker's,    repairmen's,

warehousemen's, vendor's, or carrier's liens, or other  similar liens  arising in the ordinary course of business and  securing sums  which are not past due, or deposits or pledges to  obtain the release of any such liens;

               (e)   Liens  arising by operation of  law  under

lease  agreements made in the ordinary course of  business  and confined to the property rented;

               (f)   Liens  on  property securing the  purchase

price of property acquired after the date hereof provided  that each  of  such  lien (i) is given solely to secure indebtedness not  exceeding one hundred percent (100%) of the lesser of  the cost  or  fair  market value of such property,  (ii)  does  not extend to any other property and (iii) is given at the time  of acquisition of the property;

               (g)  Presently outstanding liens;

               (h)     liens    and    encumbrances    securing

indebtedness to Senior Creditors; and

               (i)    Extension,   renewal  or   refunding   of

indebtedness  secured by liens permitted by this Section  7.11,

provided  that the then outstanding amount of such indebtedness is  not increased and such liens do not extend to property  not then encumbered thereby.

          7.12  Issuances of Capital Stock.  The  Company  will

not  issue any of its capital stock to any person or entity  or grant  any  person  or  entity an option, warrant,  convertible security or any other right or agreement to acquire any  shares of  its  capital  stock, without the prior written  consent  of

Parent.

          7.13  Purchase of Securities or Assets.  The  Company

will  not  purchase  the outstanding equity securities  of  any

other   person,   firm,  association  or  corporation,   except

obligations   issued  or  guaranteed  by  the   United   States

government  or  any state or political subdivision  thereof  or other  short-term instruments normally marketed  by  banks  and nationally recognized brokerage firms, provided nothing  herein shall  restrict  the  Company from  maintaining  accounts  with federally insured banking institutions or money market funds.

          7.14 Declaration of Dividends, etc.  The Company will

not (i) make, pay or declare any distributions or dividends  of cash  or  property with respect to its issued shares of  Common

Stock;  (ii)  directly  or  indirectly  redeem,  repurchase  or otherwise  reacquire  any  shares of its  Common  Stock;  (iii)

increase  the  salary  or  pay any bonuses  to  any  management employees, officers or directors of the Company, if such action decreases the net worth of the Company below One Million  Seven

Hundred  Thousand Dollars ($1,700,000) as adjusted for deferred taxes  and other decreases due to expenses made in the ordinary course of business.

          Except as set forth on Schedule 7.14, the Company  is

further prohibited from declaring or distributing, without  the prior  written  approval of Parent in its sole discretion,  any executive bonus or other form of additional compensation.

          7.15  Payments to Officers.  Except as  described  on

Exhibit 7.15, the Company shall not loan or advance any  amount to,  or sell, transfer or lease any properties or assets (real,

personal  or mixed, tangible or intangible), to, or enter  into any  agreement  or  arrangement  with,  any  of  the  Company's officers  or  directors,  except for compensation  to  officers pursuant  to  existing agreements, copies of  which  have  been delivered to Parent, and reimbursement of expenses incurred  by employees of the Company in connection with their employment.

          7.16  Indebtedness.  The Company shall not incur  any

indebtedness for borrowed money, including pension fund  loans,

or   purchase   money  indebtedness  or  guarantee   any   such

indebtedness  or  issue  or sell any  debt  securities  of  the

Company   or  guarantee  in  any  manner  (including,   without

limitation, by agreeing to maintain the financial condition  of another  person)  any  debt  securities  of  others,  provided,

however,  that  the  Company shall  have  the  right  to  incur indebtedness  in  the  ordinary course of business  for  office furniture, equipment, trade payables, machinery and vehicles.

          7.17  Expenditures.  The Company shall not  make  any

capital  investments or capital expenditures in  excess  of  an aggregate of Seventy-Five Thousand Dollars ($75,000) which  are outside  of  the  ordinary  course of the  Company's  business,

without the consent of Parent.

          7.18  Employee Benefit Plans.  The Company shall  not

adopt  any  new Employee Benefit Plans but may expand  existing benefits subject to the approval of the Board of Directors.

          7.19  Material  Contracts.  Except  as  described  on

Exhibit  7.19, the Company shall not enter into, assume,  renew or  permit  to be renewed (including by not giving a  permitted notice  of  termination)  any  contract,  lease  or  obligation outside  the ordinary course of business.  Except as  expressly set  forth  therein,  the  Company  shall  not  modify,  amend,

terminate,  waive  or release any benefit or  right  under  any employment agreement, or any other material agreement to  which the  Company is a party, without the prior written  consent  of

Parent.

          7.20  Non-business  Assets.  The  Company  shall  not

apply  any  corporate funds toward the payment of any principal or  interest due or owing for the purchase of any non-corporate assets.



                          SECTION 8

                   COVENANTS NOT TO COMPETE

          8.1   Covenant Not to Compete.  Except as  authorized

by White Mountain and Parent or by the terms of this Agreement,

no  Securityholder shall, directly or indirectly, alone or with others,  enter  into any business related to the  construction,

reconstruction,  maintenance, repair  and  expansion  of  CATV,

SMATV   systems   and  any  other  related   systems   in   the

telecommunications industry within the Northwestern Continental

United  States, in the State of Alaska, or within  Two  Hundred

(200)  miles  of  an existing Company, and its subsidiaries  or affiliates, project  for a period of three (3) years  from  the date of Closing.  Further, no Securityholder shall, during such period, disclose, divulge, communicate, use to the detriment of the Company or Parent or for the benefit of any other person or persons,  or  use in any way, any confidential  information  or

trade   secrets  of  the  Company,  including  customer   list,

personnel information, and other similar data.  In addition, no

Securityholder shall, during such period, (i) hire  or  attempt to  hire  any employee of the Company, and its subsidiaries  or affiliates,  or  (ii)  interfere with  any  contract  or  other

relationship   of   the  Company,  and  its   subsidiaries   or

affiliates,   and   any   of   its  customers   or   suppliers.

Securityholders  agree  that  Parent  shall  be   entitled   to

injunctive  relief in the event of any breach of the  covenants set forth in this paragraph together with reasonable attorney's fees  and damages.  Damages shall only be collectible from  the party breaching this provision.



                          SECTION 9

      INDEMNIFICATION BY SECURITYHOLDERS AND THE COMPANY

          Securityholders and the Company, to  the  extent  set

forth  in  this  Agreement, shall indemnify and  hold  harmless

Parent, White Mountain and Surviving Corporation against and in respect  to the following, in addition to any losses  otherwise specifically indemnified against in this Agreement, as follows:

          9.1   Indemnification by the Securityholders and  the

Company.

               (a)   Breach.  Subject to the provision of  this

Section 9.1 and except as otherwise more specifically set forth herein, the Securityholders and the Company (each in his or her capacity  as  an  indemnifying party, an "Indemnifying  party")

covenants  and  agrees  to  jointly  and  severally  indemnify,

defend,  protect,  and  hold harmless  each  of  Parent,  White

Mountain,   the  Surviving  Corporation  and  each   of   their

respective Subsidiaries and Affiliates (each in its capacity as an  indemnified party, an "Indemnitee") at all times  from  and after  the date of this Agreement from and against all  Adverse

Consequences  incurred by such Indemnitee as  a  result  of  or incident to (i) any breach of any representation or warranty of the  Company or the Securityholders set forth in Section  4  of this  Agreement, (ii) any material breach or nonfulfillment  by the Company or the Securityholders of, or any noncompliance  by

the   Company  or  the  Securityholders  with,  any  covenants,

agreement, or obligation contained herein or in any certificate or  other document delivered in connection herewith, (iii)  all damage  or  deficiency  resulting directly  from  the  material

inaccuracy   of  any  list,  certificate  or  other  instrument

delivered by or on behalf of Securityholders or the Company  in connection herewith, whether made as of the date hereof, or  as of  the Closing Date hereunder or otherwise, or resulting  from

the   non-fulfillment  of  any  agreement  on   the   part   of

Securityholders or the Company contained in this  Agreement  or made  in  connection with the transactions contemplated hereby,

including, but not limited to all losses, liabilities, damages,

costs  and  expenses  (including reasonable  attorneys'  fees),

incurred by Parent if this Agreement is terminated pursuant  to

Section 10 hereof.

               (b)     Environmental   Indemnification.     The

Company,  and  Securityholders  shall  jointly  and  severally,

hereby  indemnify  each  Indemnitee and  hold  each  Indemnitee

harmless  from  and  against  any  and  all  damages,   losses,

liabilities,   costs  and  expenses  of  removal,   relocation,

elimination,  remediation  or encapsulation  of  any  Hazardous

Materials (as defined in Section 4.20), obligations, penalties,

fines,  impositions,  fees, levies,  lien  removal  or  bonding

costs,   claims,   actions,   causes   of   action,   injuries,

administrative   orders,   consent   agreements   and   orders,

litigation,  demands, defenses, judgments, suits,  proceedings,

disbursements   or  expenses  (including  without   limitation,

attorney's  and experts' reasonable fees and disbursements)  of any kind and nature whatsoever resulting from the operation  of the  Company's business as of the Closing Date:  (i) which  (x)

is  imposed upon, or incurred by, Parent by reason of, relating to  or arising out of the violation by the Company prior to the

Closing of any environmental laws, rules or regulations of  any governmental  body  or  agency  having  jurisdiction  over  the premises,  or  (y)  arises  out of  the  discharge,  dispersal,

release, storage, treatment, generation, disposal or escape  of any  Hazardous  Materials, on or from the premises  as  of  the

Closing  Date, or (z) arises out of the use, specification,  or inclusion  of  any  product,  material  or  process  containing

Hazardous Materials, or the failure to detect the existence  or proportion  of  Hazardous Materials in the soil,  air,  surface water  or groundwater, or the performance or failure to perform the  abatement  of  any Hazardous Materials source  as  of  the

Closing Date or the replacement or removal of any soil,  water,

surface  water, or groundwater containing Hazardous  Materials;

and/or  (ii) is imposed upon, or incurred by, Parent by  reason of  or  relating  to  any  material breach,  act,  omission  or misrepresentation contained in Section 4.20.

               (c)   Tax  Matters.  Company and Securityholders

shall jointly and severally indemnify each Indemnitee from  and against all Adverse Consequences incurred by any Indemnitee  as a  result  of  or incident to any Income Taxes or  other  Taxes imposed  on the Surviving Corporation, the Company  or  any  of

their  Subsidiaries  or  for which the  Surviving  Corporation,

Company  or any of its Subsidiaries may otherwise be liable  by

law   or   regulation  (including,  without   limitation,   the

provisions   of  Treasury  Regulation  Section   1.1502-6)   or

contract, for any taxable year or period that ends on or before

Closing   or  resulting  in  any  way  from  this  transaction,

including, but not limited to, any taxes imposed as a result of

the   disqualification  of  this  transaction  as  a  tax  free

reorganization under the Code.

                    (i)   The  Company shall furnish to  Parent

copies  of  the  federal, state, and local tax returns  of  the

Company  for  the period ending on the Closing Date  and  shall obtain  the consent of Parent before filing such returns  which consent shall not be unreasonably withheld.

                    (ii)  Except as otherwise provided in  this

Agreement,  Parent shall have the sole right to  represent  the interests  of any Indemnitee in any tax audit or administrative or  court  proceeding relating to any taxable period, including without limitation taxable periods ending on or before Closing,

and  to  compromise,  settle, or  contest  any  tax  claims  in connection  therewith  in  its sole discretion,  provided  that

Parent shall provide Securityholders with written notice of its intent to exercise its rights hereunder.  Securityholders shall have  the  right, at their expense, to join Parent in any  such defense.

               (d)    Broker  Fee.   Each  Indemnifying   Party

jointly  and  severally indemnifies each  Indemnitee  from  any claim  made  by  a broker, finder, agent or other  intermediary against  the  Company  after Closing  in  connection  with  the negotiation  or execution of this Agreement or the consummation of the transactions contemplated hereby except for those claims made  against Parent or White Mountain pursuant to Section 5.5,

hereof.

               (e)   Set-Off.  Except as otherwise provided  in

this  Agreement,  Parent  shall  be  entitled  to  set-off  the

Securityholders'  or  the  Company's liability  to  Parent  for indemnification  under  this Section  9,  or  under  any  other paragraph  of this Agreement, after any dispute regarding  such liability  has  been resolved by the parties or  otherwise,  by crediting  the amount of liability in equal parts  against  the monies being held in escrow pursuant to Section 2.2(c) of  this

Agreement,  and against the Arguss Stock being held  in  escrow pursuant  to Section 2.2(c) by reducing the amount of cash  and

Arguss   Stock   issued   to   Securityholders   pursuant    to

Section  2.2(d).  In the event that Parent desires to  exercise its  rights  pursuant  to this paragraph,  the  amount  of  any liability alleged by the Parent which is disputed in writing by the  Company  or Securityholders shall remain in  escrow  until such dispute has been resolved.  If such dispute is resolved in favor  of  Securityholders, Parent shall pay  interest  at  the

Prime  Rate  on  any  amount improperly  held  commencing  from

December 1, 1998.

               (f)   Costs  and Expenses.  Except as  otherwise

provided in this Agreement, all amounts indemnified pursuant to this  Section  9  shall include all costs and expenses  of  the

Indemnitee,  including, but not limited to, the  costs  of  any

actions,   reasonable  attorneys  fees,  and   other   expenses

necessary to enforce the rights granted hereunder.

               (g)    Termination   of  Company's   Obligation.

Company's  obligation to indemnify Parent, or to contribute  to any party indemnifying Parent, pursuant to this Section 9 shall expire as of the Filing Date.

               (h)  Termination of Securityholders' Obligation.

Securityholders' obligation to indemnify any Indemnitee, or  to contribute  to any party indemnifying any Indemnitee,  pursuant to  this Section 9, shall, except in the event of actual  fraud or  intentional non-disclosure, expire three (3) years from the

Closing  Date, except as to those involving tax matters,  which obligation shall expire six (6) years from the Closing Date.

          9.2  Limits of Indemnification.  For the purposes  of

this  Section 9, the Indemnifying Parties Indemnification shall be  limited to those Adverse Consequences which exceed  in  the aggregate One Hundred Thousand Dollars ($100,000).

          9.3   No  Circular Recovery.  Securityholders  hereby

agree  that  they  will not make any claim for  indemnification against  either Parent or White Mountain by reason of the  fact that  he  was  a  director, officer, employee  agent  or  other representative  of  the  Company of  any  of  its  Subsidiaries

(whether such claim is for Adverse Consequences of any kind  or otherwise  and whether such claim is pursuant to  any  statute,

charter,  by-law,  contractual obligation  or  otherwise)  with respect to any claim for indemnification brought by Parent, the

Surviving  Corporation, and their respective  Subsidiaries  and

Affiliates against the Securityholders.



                          SECTION 10

                         TERMINATION

          10.1  Termination by Parent.  This Agreement  may  be

terminated by Parent, on or before the Closing Date,  upon  the occurrence of the following:

               (a)  If any of the material conditions specified

in Section 6 shall not have been met prior to the Closing Date.

               (b)   If  an  event of default,  as  defined  in

Section  11,  has occurred, and has not been cured  during  any applicable cure period.

          10.2  Termination by Securityholders.  This Agreement

may  be terminated by Securityholders, on or before the Closing

Date if any of the conditions specified in Section 5 shall  not have been met prior to Closing.



                          SECTION 11

                           DEFAULT

          11.1  Events  of Default.  It shall be considered  an

Event  of  Default  if any one or more of the following  events shall occur:

               (a)   If  any  statement,  certificate,  report,

representation  or  warranty  of  a  material  nature  made  or furnished  by the Company under this Agreement shall  prove  to have been false or erroneous in any material respect.

               (b)   The  occurrence of any event  of  material

default  under  any  other  financing agreement,  note,  lease,

mortgage, security agreement, factoring agreement or any  other obligation  of  the  Company the result of which  will  have  a material adverse effect on the Company unless any such event of default  shall  be  timely  cured  under  any  applicable  cure provision  or  waived by the person to whom  or  to  which  the

Company is obligated or indebted.

          11.2  Waiver  by Parent.  Any failure  by  Parent  to

insist  upon strict performance by the Securityholders  or  the

Company  of  any of the terms and provisions of this Agreement,

shall  not  be  deemed to be a waiver of any of the  terms  and conditions hereof and Parent shall have the right thereafter to insist  upon  strict performance thereof by the Securityholders or the Company.



                          SECTION 12

                        MISCELLANEOUS

          12.1  Costs.   Except for expenses  relating  to  the

preparation  of the December 1998 Audit, each party  shall  pay its  own  expenses  incident  to the  transaction  contemplated

hereby,   including  fees  and  expenses  of  their  attorneys,

accountants,  appraisers or consultants, whether or  not  those

transactions  are  consummated  at  Closing,  subject  to   the

indemnification and termination provisions hereof.

          12.2 Sales and Transfer Taxes.  All state sales taxes

and  all  transfer  taxes and all documentary  taxes,  if  any,

payable  in  connection with the Merger shall be  paid  by  the party  to whom such taxes are customarily attributed under  the laws of the State of Alaska.

          12.3 Relationships to Other Agreements.  In the event

of  a  conflict between any of the provisions of this Agreement and  any  other agreement relating to this transaction  between the Securityholders, Company and Parent, the provisions of this

Agreement shall control.

          12.4  Titles  and Captions.  All article  or  section

titles  or  captions in this Agreement are for  convenience  of reference  and are not part of this Agreement and shall  in  no way  define, limit, extend or describe the scope or  intent  of provisions herein.

          12.5  Exhibits.  The Exhibits and Schedules  referred

to herein are hereby made a part hereof.

          12.6  Applicable  Law.   This  Agreement  is  to   be

governed  by,  and  construed,  interpreted,  and  enforced  in accordance with the laws of Delaware.

          12.7  Binding Effect and Assignment.  This  Agreement

shall  be  binding  upon  and  inure  to  the  benefit  of  the successors  and  assigns  of the parties.  Notwithstanding  the foregoing, neither the Company nor Parent shall have any  right to assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

          12.8  Notices.   All notices, requests, instructions,

or  other documents required hereunder shall be deemed to  have been  given  or made when delivered by registered or  certified mail, return receipt requested, postage prepaid or by messenger or overnight delivery service to:


If  Company then:              Schenck Construction of  Alaska,
Inc.
                              8602 Maltby Road
                              Woodinville, WA 98072-1530

Counsel for Company:          Davis Wright Tremaine
                              1800 Seafirst Building
                              10500 NE 8th Street
                              Bellevue, WA 98004
                    Attn: Steven J. Hopp

If Securityholder E. Schenck
then:                         Edward A. Schenck
                              17102 161st Avenue, NE
                              Woodinville, WA 98072

Counsel for E.  Schenck:      Davis Wright Tremaine
                              1800 Seafirst Building
                              10500 NE 8th Street
                              Bellevue, WA 98004
                    Attn: Steven J. Hopp
If Securityholder K. Schenck
then:                         Kevin E. Schenck
                              20525 22nd Avenue, W
                              Lynwood, WA 98036

Counsel for K.  Schenck:      Davis Wright Tremaine
                              1800 Seafirst Building
                              10500 NE 8th Street
                              Bellevue, WA 98004
                    Attn: Steven J. Hopp

If Securityholder Imel L.
Wheat, Jr. then:              Imel L. Wheat, Jr.
                              4010 31st Avenue, NE
                              Carnation, WA 98014

Counsel for Wheat:            Davis Wright Tremaine
                              1800 Seafirst Building
                              10500 NE 8th Street
                              Bellevue, WA 98004
                    Attn: Steven J. Hopp


If Parent then:               Arguss Holdings, Inc.
                              One Church Street, Suite 302
                              Rockville, Maryland 20850
                    Attn: Haywood Miller

Counsel for Parent:           Bleecker & Bleecker
                              51 Monroe Street
                              Suite 1210
                              Rockville, Maryland  20850
                    Attn:  Steven S. Bleecker



          Any  party  may  from time to time  give  the  others

written notice of a change in the address to which notices  are to be sent and of any successors in interest.

          12.9      Severability.       Inapplicability      or

unenforceability of any provision of this Agreement  shall  not impair the operation or validity of any other provision hereof.

If   any   provision   shall   be  declared   inapplicable   or

unenforceable, there shall be added automatically  as  part  of this  Agreement  a  provision  as  similar  in  terms  to  such inapplicable or unenforceable provision as may be possible  and be legal, valid and enforceable.

          12.10      Acceptance or Approval.  By accepting  all

or  approving  anything required to be observed, performed,  or fulfilled, or to be given to Parent pursuant to this Agreement,

including, but not limited to, any certificate, balance  sheet,

statement  of  profit or loss or other financial statement,  or insurance  policy, Parent shall not be deemed to have  accepted or  approved the sufficiency, legality, effectiveness or  legal effect  of  the same, or of any term, provision,  or  condition thereof as to third parties.

          12.11      Survival.  All covenants, representations,

and  warranties made by the Securityholders and Parent in  this

Agreement  shall survive the Closing hereunder for a period  of three  (3)  years,  except as to those involving  tax  matters,

which shall survive the closing for a period of six (6) years.

          12.12        Entire   Agreement.    This   Agreement,

including all Exhibits, constitutes the entire agreement  among the parties hereto pertaining to the subject matter hereof, and supersedes  all prior agreements and understandings  pertaining

thereto.    No  covenant,  representation,  or  condition   not

expressed  in  this  Agreement shall affect  or  be  deemed  to interpret, change or restrict the express provisions hereof and no  amendments hereto shall be valid unless made in writing and signed by all parties hereto.

          12.13       Counterparts.  This  Agreement   may   be

executed  in any number of counterparts, all of which  together shall constitute one instrument.

          12.14      Security  Matters. (a) By  executing  this

Agreement,  Parent  acknowledges that :  (i)  Parent  has  been advised  that  the Stock has not been and will  not  have  been registered under the Act or the Alaska or the Act of Washington or  other  applicable securities laws of any  state,  that  the

Securityholders in transferring such shares to the Parent  will be  relying,  if  applicable,  upon  the  exemption  from  such registration requirements contained in Section 4(1) or 4(2)  of the  Act  as  a transaction by a person other than  as  issuer,

underwriter or dealer and the applicable state exemption;  (ii)

the  Stock may be "restricted" as that term is used in Rule 144 under the Act as a consequence of which Parent may not be  able to  sell  the  shares unless such shares are  first  registered under  the  Act  and  any applicable state securities  laws  or unless  an exemption from such registration, is, in the opinion of  counsel,  available; (iii) the Stock will  be  acquired  by

Parent  for purposes other than "distribution" as that term  is used in Section 2(11) of the Act, and (iv) Parent will execute,

if  Securityholders so request, an appropriate letter affirming that its intention with respect to the proposed acquisition  of the  Stock is that such acquisition be for investment  purposes only and not with a view toward resale or distribution thereof.

               (b)    The  shares  of  Arguss  Stock  are   not

registered  under the Securities Act of 1933, as  amended  (the

"1933  Act"), and are being issued without registration on  the grounds that the sale of Arguss Stock hereunder is exempt  from registration  under  the  1933 Act  pursuant  to  Section  4(2)

thereof  and Parent's reliance on such exemption is  predicated on Securityholders' representations set forth herein.

          This    Agreement   is   made   in   reliance    upon

Securityholders' representations to Parent that the  shares  of

Arguss  Stock to be issued will be acquired for investment  and not  with  a  view  to  the sale or distribution  of  any  part thereof, and that Securityholders have no present intention  of selling,  granting  participation in or otherwise  distributing the same.

          Securityholders  hereby  represent  that   they   are

experienced  in evaluating and investing in companies  such  as the Parent, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits  and risks  of  this investment, and have the ability  to  bear  the economic  risks  of  this investment.  Securityholders  further represent  that during the course of the transaction they  have had  the  opportunity to ask questions of, and receive  answers from, representatives of Parent concerning the Parent.

          Securityholders  hereby agree that the  Arguss  Stock

may  not be transferred without registration under the 1933 Act or  an  exemption  therefrom, and that in  the  absence  of  an effective Registration Statement covering the Arguss Stock,  or an  available exemption from registration under the  1933  Act,

the Arguss Stock must be held indefinitely.  In particular, and without limiting the foregoing, Securityholders are aware  that the  Arguss  Stock  may  be not be sold pursuant  to  Rule  144 promulgated  under the 1933 Act unless all conditions  of  that

Rule are met.

          Securityholders hereby agree that in  no  event  will

they transfer any of the Arguss Stock other than pursuant to an

effective  Registration  Statement  under  the  1933  Act,   or

pursuant  to  the  conditions of any legend appearing  on  said

Arguss Stock.

          12.15      Preparation and Filing of  SEC  Documents.

If  and  whenever, as a result of the transaction  contemplated hereunder,  the  Parent  is  under  an  obligation  to  provide financial information to, or prepare a filing of any kind with,

the  United States Securities and Exchange Commission  ("SEC"),

Securityholders  shall  assist  the  Parent  in  preparing  any audited  financial  statements required by  the  SEC  for  this

purpose.   The cost of preparing any such financial  statements

shall be borne by the Parent.

     IN  WITNESS WHEREOF, the parties hereto have executed this

Agreement on the day and year first above written.






ATTEST:                  ARGUSS HOLDINGS, INC.


____________________                                        By:
______________________________

                         Title:  ___________________________


ATTEST:                  SCHENCK CONSTRUCTION OF ALASKA, INC.


____________________     By:______________________________
                              Edward A. Schenck, President

WITNESS:

____________________          ______________________________
                         EDWARD A. SCHENCK

WITNESS:

____________________          ______________________________
                         KEVIN E. SCHENCK


WITNESS:

____________________          ______________________________
                          IMEL L. WHEAT, JR.


ATTEST:                        WHITE MOUNTAIN CABLE CONSTRUCTION CORP.


____________________          By:  ____________________________

                         Title:  ___________________________


          PAGE 65 OF 65 OF AGREEMENT AND PLAN OF MERGER